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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported: November 29, 2004
                                -----------------

                        Commission file number: 000-50760



                      Financial Telecom Limited (USA), Inc.
                              ---------------------
             (Exact name of registrant as specified in its charter)


            Nevada                                   58-2670972
  ----------------------------               ---------------------------
  (State or other jurisdiction                     (IRS Employer
     of incorporation)                       Identification File Number)


     306 Hang Bong Commercial Center, 28 Shanghai Street, Kowloon, Hongkong
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                    (Address of Principal Executive Offices)


       Registrant's telephone number, including area code: (852) 2868 0668
                                  ------------

     308 Hang Bong Commercial Center, 28 Shanghai Street, Kowloon, Hongkong
      ---------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Section 3 - Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities.

         On November 24, 2004, Financial Telecom Limited (USA), Inc. has entered into Share Purchase Agreement to sell 40,000,000 restricted common shares to Allura Film Partners, Inc. at a price of US$0.0125 per share for gross proceeds of US$500,000 without warrants.

         The issuance and sale of the subject shares in the transaction described above was exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving any public offering. The recipient of the subject shares represented its intention to acquire the subject shares for investment only and not with a view to or for sale in connection with any of the subject shares. Appropriate legends shall be affixed to the certificates to be issued in the transaction. The recipient had an opportunity to ask questions about Financial Telecom Limited (USA), Inc., and had adequate access to information about us.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   Financial Telecom Limited (USA), Inc.
                                                 (Registrant)


Date: November 29, 2004                   By: /s/ Stephen Tang
                                              ----------------
                                              Stephen Tang
                                              President